SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)  March 23, 1995
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                             ZING TECHNOLOGIES, INC.
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                Exact Name of Registrant as Specified in Charter)

         New York                     0-14328             13-2650621
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(State or Other Jurisdiction        (Commission          (IRS Employer
       of Incorporation)            File Number)         Identification No.)

     115 Stevens Avenue, Valhalla, New York                             10595
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(Address of Principal Executive Offices                               (Zip Code)

Registrant's telephone number, including area code (914) 747-7474
                                                  ------------------------------




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          (Former Name or former Address, if Changed Since Last Report)


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Item 5.   Other Events

     On March 23, 1995 the Board of Directors of Zing Technologies, Inc.

("Zing") approved an Agreement and Plan of Merger (the "Merger Agreement")

with Zing Merger Co., Inc., a New York corporation ("MergerCo") wholly owned by Zing's principal shareholder, Robert E. Schrader, and his wife,

Deborah J. Schrader (collectively, the "Schraders"), pursuant to which

MergerCo will be merged with and into Zing and Zing will distribute to each

Zing shareholder other than the Schraders ("Zing Public Shareholders") his or her pro rata share of substantially all of Zing's assets.  After such merger (the "Merger"), the Schraders will be the only shareholders of Zing and Zing will own the Schraders' pro rata share of Zing's assets, as the surviving corporation of the Merger.



     Upon consummation of the Merger, Zing's two subsidiaries, Transition

Analysis Component Technology, Inc. ("TACTech") and Omnirel Corporation

("Omnirel"), will become public companies.  As part of the proposed transaction it is contemplated that each Zing Public Shareholder will receive for each share of Zing common stock a cash distribution estimated to be $1.25 per share, a pro rata portion of TACTech common stock, $.01 par value (the "TACTech Common Stock"), one share of Omnirel cumulative preferred stock, $.01 par value (the "Omnirel Preferred Stock"), one share of Omnirel common stock, $.01 par value (the "Omnirel Common Stock") and a deferred payment right representing such Public Shareholders' pro rata interest in the remaining cash and substantially all of the other assets of

Zing, subject to liabilities of Zing in respect of events occurring prior to or as a result of the Merger.  The fund for payment of such deferred payment right will initially have approximately $2 million.  Such fund will earn interest and be the recipient of all of the up to $2 million contingent

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purchase price receivable from Arrow Electronics, Inc. in connection with Zing's sale of a substantial portion of its assets to Arrow

Electronics in 1993, as well as various loans payable to Zing, the largest of which is in the amount of $250,000.  After payment of taxes and other liabilities it is contemplated that the net amount, if any, of this fund will be distributed to the Zing Public Shareholders on or about December

31, 1999, subject to the final resolution of any pending audit or litigation at that time which could affect the net amount of such fund.  It is contemplated that the Omnirel Preferred Stock will have an aggregate liquidation and redemption preference of $3,500,000, with a cumulative preferred dividend at a rate to be determined.



     On April 3, 1995 Zing filed a preliminary proxy statement with the

Securities and Exchange Commission setting forth in detail the terms of the

Merger Agreement.  The affirmative vote of at least 66 2/3% of the outstanding

Zing shares is required for the Merger Agreement to be approved.

Registration Statements will be filed for the TACTech Common Stock and the

Omnirel Preferred and Common Stock.
























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                                 SIGNATURES



          Pursuant to the requirements of the Securities Exchange Act of

1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   ZING TECHNOLOGIES, INC.
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                                        (Registrant)



Date      April 12, 1995               By: /s/ Martin S. Fawer
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                                               Martin S. Fawer
                                           Chief Financial Officer